UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 08, 2023

ONCORUS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39575	47-3779757
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Corporate Drive
Andover, Massachusetts		01810
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (339) 240-3330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ONCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 7, 2023, Oncorus, Inc. (the "Company") announced that its board of directors (the "Board") had unanimously approved the dissolution and liquidation of the Company pursuant to a plan of liquidation and dissolution (the "Dissolution Plan"), subject to approval by the Company's stockholders. The Company previously announced, on June 1, 2023, that the Board had approved a workforce reduction plan (the "Workforce Reduction Plan") impacting substantially all of the Company's remaining employees, which is expected to be complete by August 2023.

On June 8, 2023, the Company received written notice from The Nasdaq Stock Market LLC ("Nasdaq") that, in light of the Plan of Dissolution, the Workforce Reduction Plan and based upon Nasdaq’s review of the Company and pursuant to Nasdaq Listing Rule 5101, Nasdaq believes that the Company is a “public shell,” and that the continued listing of its securities is no longer warranted. The Company does not plan to appeal Nasdaq’s determination. Therefore, the Company expects, based on Nasdaq’s written notice, that the trading of its common stock will be suspended as of the opening of business on June 20, 2023, and that Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission, which will remove the Company's common stock from listing and registration on Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCORUS, INC.

Date:	June 9, 2023	By:	/s/ Alexander Nolte
Alexander Nolte Interim Chief Financial Officer